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                                                                       EXHIBIT 5

                                December 3, 1996


                                                                         NTN 1.1



NTN Communications, Inc.
The Campus
5966 La Place Court
Carlsbad, California  92008

     Re:  Registration Statement on Form S-8
          ----------------------------------

Gentlemen/Ladies:

     We have acted as counsel for NTN Communications, Inc. (the "Company") in connection with the preparation and filing of the Company's Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Registration Statement"), providing for the registration of an aggregate of 600,000 shares (the "Shares") of the Company Common Stock, $.005 par value, issuable under the Company's Special Stock Option Agreement and separate Nonqualified Stock Option Agreements (the "Agreements").

     For purposes of this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Agreements and of such other documents, corporate records, certificates of public officials and other instruments relating to the adoption and implementation of the Agreements as we deemed necessary or advisable for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, and the authenticity of originals of all such latter documents. We have also assumed the due execution and delivery of all documents where due
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NTN Communications, Inc.
December 3, 1996
Page 2


execution and delivery are prerequisites to the effectiveness thereof.

     Based on the foregoing examination, we are of the opinion that the Shares are duly authorized and, when issued in accordance with the Agreements, will be validly issued, fully paid and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to all references therein to our firm.

     By giving you this opinion and consent, we do not admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term "expert" as used in Section 11 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder, nor do we admit that we are in the category of persons whose consent is required under
Section 7 of said Act.


                         Very truly yours,

                         /s/  Troy & Gould

                         Troy & Gould
                         Professional Corporation